Exhibit 10.9

     SHARES PURCHASE AND SALE WITH REFERRED PAYMENT AND DELIVERY AGREEMENT, SHARES PUT OPTION, PROMISE OF SHARES PLEDGE, SHAREHOLDERS AGREEMENT AND OTHERS

With the intervention of Mr. Pedro de Elizalde y Aymerich, Official Stockbroker duly authorised to act in Madrid, ascribed to the Official Stockbrokers College of Madrid.
In Madrid, December 30, 1998

                                       GATHERED

ON THE ONE SIDE

Mr. Jose Miguel Sariego, married, American lawyer, domiciled in 3155 North West, 77 Avenue Miami, Florida, holder of passport number 044707068 of the United States of America.

AND ON THE OTHER SIDE

     Mr.   Francisco   Javier  Martinez  de  Lahidalga   Gonzalez,   of  Spanish
nationality, of full age, domiciled in Madrid, calle Espalter 6 and with DNI number 13637114.

     Mr. Juan Antonio Casanova de San Simon, of Spanish nationality, of full age, domiciled in Madrid, calle del Arte 21 and with DNI number 41428116.

     Mr. Ricardo Campos Dufaut, of Spanish nationality, of full age, domiciled in Madrid, Paseo de la Habana 20, and with Passport number 05206867.

     Mr. Alfredo Florez Plaza, of Spanish nationality, of full age, domiciled in Madrid, calle Ibiza 41, and with DNI number 00618808.

     Mr. Serafin Gonzalez Morcillo, of Spanish nationality, of full age, domiciled in Madrid, calle General Arrando 11, and with DNI number 40251250 and Mr. Carlos Tejera Osuna of Spanish nationality, of full age, domiciled in Madrid, calle General Arrando 11 and with DNI number 2192396.

INTERVENE

     Mr. Jose Miguel Sariego, in the name and on behalf of , as attorney and Vicepresident of MasTec Inc. (hereinafter referred to as "MasTec") company validly incorporated and in force according to the laws of the State of Florida of the United States of America, domiciled in 3155 North West, 77 Avenue, Miami Florida, he acts by virtue of the power of attorney granted in his favour on December 29, 1998 before the Notary Public of the State of Florida (United States) Ms. Patricia Pizzuto, duly appostilled on the same date by the Secretary of the State of Florida in Tallahassee, Florida under number 1998-16739.

     Mr. Francisco Javier Martinez de Lahidalga Gonzalez, as verbal mandatory, representing the company LAMEGO Holdings Corp., duly incorporated and registered in the British Virgin Islands.

     Mr. Juan Antonio Casanova de San Simon, as verbal mandatory, representing the company Fawn Creek, Ltd, duly incorporated and registered in the British Virgin Islands.

     Mr. Ricardo Campos Defaut, as verbal mandatory, representing the company Bending Oak, Ltd,duly incorporated and registered in the British Virgin Islands.

     Mr. Alfredo Florez Plaza, as verbal mandatory, representing the company TILPA Trading Limited, duly incorporated and registered in the British Virgin Islands and as attorney of Sintel International Corp. BVI, company domiciled in Omar Hodge Building, Wickham's Cay, Road Town, Tortola, British Virgin Islands validly incorporated and in force according the laws of the British Virgin Islands.

     Mr. Serafin Gonzalez Morcillo and Mr. Carlos Tejera Osuna, in the name and on behalf of, as joint directors of the company F.G NEWCO, S.L. of Spanish nationality, domiciled in Madrid, calle General Arrando 11 - 4(0), with NIF number B-81516296 and registered with the Mercantile Registry of Madrid under Volume 11482, Folio 106, Page number M-1802289.

The companies LAMEGO Holdings Corp., Fawn Creek Ltd, Bending Oak, Ltd, TILPA Trading Limited and F.G. NEWCO S.L, will be jointly referred hereinafter as "the Purchaser".

     Except for Sintel International Corp. BVI, F.G. NEWCO S.L and MasTec Inc which are acting with the corresponding legal capacity, the remaining parties will have to ratify this agreement in the shortest term with retroactive effects as from the date hereof, and


                                     WHEREAS

I. MasTec is the legal owner of 1000 shares of 1 cent US dollar par value each, representing the total share capital of MasTec International Inc. company with corporate domicile in Florida, 77 Avenue, Miami 3155 NW, validly incorporated and existing under the laws of the State of Delaware.

     TITLE  OF  OWNERSHIP:  deed of  incorporation  of the  company.
     LIENS AND ENCUMBRANCES: the shares are pledged to the benefit of Bank Boston NA as agent and a syndicate of other banks as security for a credit facility.

II. A call option agreement (over the shares of MasTec International Inc.) was executed on October 15, 1998 as amended on December 24, 1998, in which the parties to this agreement (other than Sintel International Corp. BVI) have subrogated.

       The original holder of the call option referred to in the above paragraph has waived the same, as states the Purchaser and he accredits by means of the Waiver Document attached hereto as Annex No. 3 of this agreement.

III. MasTec International Inc., Telefonica, S.A. and Sistemas de Instalaciones de Telecomunicacion, S.A. (Sintel) have executed prior to this agreement, a document of debt acknowledgement and payment commitment a copy of which is attached hereto as Annex No. 1.

IV. Sintel International Corp. BVI, holds the shares or participations representing the share capital of the entities Proyco Ltda, a Colombian company and Artcom Services, S.A., a company from Puerto Rico.

V.     The Purchaser shall  incorporate the vehicle or vehicles through which it
       will  complete  the  transactions   included  herein  in  the  terms  and
       conditions contained herein.

VI. The parties to this agreement wish to implement the terms agreed herein in accordance with the following

                                     CLAUSES

FIRST.-  PURCHASE AND SALE OF SHARES

MasTec transfers to the Purchaser who acquires, 870 shares representing 87% of the share capital of MasTec International Inc., referred to under recital I of this document which will be represented by means of the stock certificates No. 2 to 6 both inclusive which will be delivered as follows:

Stock certificate no. 2 representing 250 shares to the company LAMEGO Holdings Corp. who acquires the same.

Stock certificate no. 3 representing 150 shares to the company Fawn Creek, Ltd who acquires the same.

Stock certificate no. 4 representing 200 shares to the company Bending Oak, Ltd who acquires the same.

Stock certificate no. 5 representing 70 shares to the company TILPA Trading Limited who acquires the same.

Stock certificate no. 6 representing 200 shares to the company FG NEWCO, S.L. who acquires the same.

SECOND.- PRICE AND DELIVERY OF THE SHARES

2.1 The total price for the shares transferred amounts to 3,869,821,052 pesetas distributed as follows:

       Payment of 1,112,017,544 pesetas corresponds to LAMEGO Holdings Corp. for the purchase of 25% of the share capital of MasTec International Inc.

       Payment of 667,210,526 pesetas corresponds to Fawn Creek Ltd. for the purchase of 15% of the share capital of MasTec International Inc.

       Payment of 889,614,035 pesetas corresponds to Bending Oak Ltd. for the purchase of 20% of the share capital of MasTec International Inc.

       Payment of 311,364,912 pesetas corresponds to TILPA Trading Limited for the purchase of 7% of the share capital of MasTec International Inc.

        Payment of 889,614,035 pesetas corresponds to F.G. NEWCO, S.L. for the purchase of 20% of the share capital of MasTec International Inc.

2.2 Delivery of the shares shall be effected on January 31, 1999 in the event the conditions referred to under clause fourth of this agreement are met; in case such conditions were not met, delivery of the shares shall be effected once they are accomplished on February 28, 1999; if they were not accomplished in said date delivery will be effected on March 31, 1999 or April 30, 1999, as long as the abovementioned conditions have been fulfilled.

THIRD.-  PAYMENT OF THE PRICE

Payment of the purchase price will be made as follows:

3.1 The Purchaser pay upon the execution of this agreement, on account of the payment of the price, the amount of 130,500,000 pesetas which will be deposited in the current account number 252529001-24 opened with the bank BNP located in c/ Bolivia 28, Madrid.

       The above payment on account is distributed among the companies forming the Purchaser as follows:

       Payment of 37,500,000 pesetas corresponds to LAMEGO Holdings Corp. for the purchase of 25% of the share capital of MasTec International Inc.

       Payment of 22,500,000 pesetas corresponds to Fawn Creek Ltd. for the purchase of 15% of the share capital of MasTec International Inc.

       Payment of 30,000,000 pesetas corresponds to Bending Oak Ltd. for the purchase of 20% of the share capital of MasTec International Inc.

       Payment of 10,500,000 pesetas corresponds to TILPA Trading Limited for the purchase of 7% of the share capital of MasTec International Inc.

       Payment of 30,000,000 pesetas corresponds to F.G. NEWCO, S.L. for the purchase of 20% of the share capital of MasTec International Inc.

3.2 Deferred price will be payable in four equal instalments (that is of 934,830,263 pesetas each) on the following dates: January 31, February 28, March 31 and April 30, 1999, free of interest. In case the conditions of the following clause fourth (4.1, 4.2 and 4.3) were not fulfilled on January 31, 1999, said payments will be postponed without interest until the date of delivery of the shares according to the second clause (2.2) above. In this case payments will be made as follows: (i) if delivery of the shares takes place between March 31 and April 30 1999, payment will be effected within the 10 business days following delivery of the shares except for the instalment due on April 30, 1999, which will be paid on such dated; (ii) if delivery of the shares takes place between February 28 and March 31 1999, payment will be effected within the 10 business days following delivery of the shares except for the instalment due on March 31 and April 30, 1999, which will be paid on such dates; (iii) if delivery of the shares takes place between January 31 and February 28, payment of the instalment due on January 31 will be effected within the 10 business days following delivery of the shares and the remaining instalments on its respective maturities.

       Once the conditions of the fourth bellow have been fulfilled, the delay in payment of the deferred amounts will accrue an annual interest of 9% as from the last business day of payment until its complete settlement.

       Deferred amounts will be secured by means of a pledge of shares of MasTec International Inc., being the promise of pledge regulated under the ninth clause of this agreement. Additionally, each of the companies forming the so called Purchaser guarantees joint and severally with the vehicle company to which this agreement may be assigned, the deferred part of the price corresponding to each of them.

3.3 The total or partial unpayment at the maturity dates established in this third clause (3.2) will enable MasTec to call as due and payable the remaining instalments payable by the defaulting company forming the Purchaser, who will be obliged to settle the total pending amount of payment.

FOURTH.- SUSPENSIVE CONDITIONS AND TERM

The effectiveness of this purchase and sale is conditioned by the fulfilment by MasTec, the Purchaser and Sintel International Corp. BVI of the following transactions within the term established hereinafter:

4.1 MasTec is obliged to release the shares of MasTec International Inc. pledged in favour of Bank Boston, N.A. as agent and other syndicated banks, leaving them free of liens and encumbrances, restrictions or third parties rights for delivery to the Purchaser before April 30, 1999.

4.2 Mastec by itself and in the name and on behalf of Mastec International Inc. is obliged to release 4,026,000 shares representing the 66% of the share capital of the company Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel), domiciled in Madrid, c/ Arte n(0) 21, incorporated by means of the public deed granted on February 8, 1950 by Mr. Jose Luis Diez Pastor and subsequently amended by others, having duly adapted its bylaws by means of the public deed dated July 4, 1991, before the Notary Public of Madrid, Mr. Rafael Vallejo Zapatero, under number 3212 of his protocol, registered with the Mercantile Registry of Madrid, volume 1764, folio 79, page number M-31898, entry 250, with CIF number A-28/048502, whose pledge deed was granted on August 29, 1997 before the Public Notary of Madrid, Mr. Emilio Villalobos Bernal, under number 2323 of his protocol, ratified by another one granted before the same Notary Public on September 17 of the same year, under number 2448 of his protocol, leaving them free of charges, restrictions and third parties rights on the date in which MasTec delivers the shares of MasTec International Inc to the Purchaser before April 30, 1999.

4.3 MasTec is obliged to perform the necessary transactions so that the balance sheet of MasTec International Inc.'s as of the date in which the shares are delivered as established under clause second (2.2), exclusively shows in its assets side the investment in Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) (the ownership of the 100% of Sintel) and in liabilities side the share capital and the debt owed to Telefonica, S.A. in the corresponding amount according to Annex No. 1, before April 30, 1999. To these effects, the Purchaser authorises MasTec to dispose of any assets of the company MasTec International Inc. other than the shares of Sistemas e Instalaciones de Telecomunicacion, S.A (Sintel) obtaining a balance formed by the stake in Sintel in the assets side and ten American dollars (10US$) of share capital and the debt owed Telefonica, S.A. of Annex n(0) 1 in the liabilities side.

4.4 The Purchaser is obliged to incorporate the companies, to be used as vehicles for this investment as soon as possible, and guarantees that the competent authority bodies of the same will ratify this agreement in all its terms, before delivery of the shares, transferred hereby, and in any case, not later than April 30, 1999.

4.5 Sintel International Corp. BVI will join as subsidiary 100% to MasTec International Inc. for the amount of one peseta or will transfer its participations in the companies mentioned in recital IV at a price equal to their acquisition cost to MasTec International Inc. immediately after delivery of the shares transferred hereby, in such way that they will not appear in the balance sheet of MasTec International Inc.'s which MasTec will deliver to the Purchaser simultaneously with the shares. MasTec does not assume any responsibility whatsoever in relation to this transaction.

       In the event the above transactions were not accomplished and duly executed by April 30, 1999, the purchase and sale and remaining commitments of this agreement will remain without effect and force and MasTec will be obliged to return the amount of 130,500,000 pesetas received from the Purchaser on the immediately following day. None of the parties will be entitled to claim from the others damages or losses for breach of the abovementioned transactions, except for the breach or non compliance of any of the abovementioned transactions due to malice or negligence on the exclusive part of the party concerned with its fulfilment, whether by action or omission. To such purposes, the parties commit themselves to develop the most strict diligence. Notwithstanding the above, were the transactions referred to under clause four (4.1 and 4.2) of this agreement not carried out by April 30, 1999, the Purchaser may opt for the abovementioned termination or for the purchase of 34% of the shares of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) which are not pledged, for the proportional corresponding price in relation with the purchase price established in this agreement for the shares of MasTec International Inc. remaining the clauses of this document in force whose terms and conditions will be duly adapted by the parties to the new situation if necessary.

       All the parties as owners of 100% of the share capital of MasTec International Inc will execute the necessary agreements to implement this call option.

FIFTH.-  OTHER OBLIGATIONS OF MASTEC

MasTec is obliged to deliver together with the titles of the shares of MasTec International Inc. a balance sheet of the latter that will be attached hereto as Annex No. 2 of, whose asset side will exclusively consist of the 100% of the share capital of Sintel and whose liability side will exclusively consist of its share capital of ten (10US$) American dollars and the owed to Telefonica, S.A. as per Annex No. 1. Likewise, MasTec is obliged to deliver to the Purchaser a "Compilation" prepared by Price Waterhouse Coopers, Auditors of MasTec, carried out according to the GAAP of the United States of America, and as long as this documents has not been delivered to the Purchaser, he will be entitled to retain the last instalment of the owed deferred price according to the third clause (3.2) of this document.

MasTec represents and warrants not having notice of other liabilities, provisioned or not, and that such balance will clearly and faithfully show the economic situation of MasTec International Inc. according to GAAP of the United States of America.

MasTec   represents   and  warrants   that  the  balance  sheet  of  Sistemas  e
Instalaciones de Telecomunicacion, S.A. (Sintel) as of December 31, 1997, audited by Arthur Andersen, clearly and faithfully shows the economic and financial situation of this company and its consolidated group as of such date. MasTec represents that, as far as it is concerned, the management of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) during the financial year of 1998 has been carried out in accordance with continuance and consistency criteria as regards the financial year of exercise 1997 and precedents and within the ordinary course of business and, therefore, MasTec does not know of the existence of any liabilities which are not going to be adequately and sufficiently accounted or provisioned in the balance sheet closed as of December 31, 1998, that may cause a patrimonial damage to Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel); nevertheless, MasTec does not guarantee the non-existence of said liabilities.

Mr. Juan Antonio Casanova de San Simon, represents and expressly admits to have had access to all legal, commercial, economic and financial information of Sintel and furthermore represents that he has a personal and direct knowledge of the situation of its situation.

MasTec represents and warrants to the Purchaser that: (i) MasTec International Inc. is validly incorporated in force according to the laws of the State of Delaware; (ii) the shares of MasTec International Inc and the shares of Sintel, will be the exclusive property of MasTec International Inc. respectively on the day of delivery of the shares according to the second clause (2.2); (iii) the transfer of ownership of the shares of MasTec International Inc, and accordingly the shares of Sintel are not subject to any restriction except for the content of Annex No. 1; (iv) MasTec International Inc is currently up to date as regards the fulfilment of its tax obligations and the payment of the same, having duly made the necessary provisions according to the GAAP of the United States of America until December 31, 1998, and Sintel is also up to date as regards its tax obligations and payment thereof, having made the necessary legal provisions in accordance with GAAP of the Kingdom of Spain and the tax regulating in force until December 31, 1997; v) there are no third party claims apart from that of Telefonica, S.A. referred to in Annex No. 1, against MasTec International Inc, for which provision has not been made, or of which the Purchaser has no knowledge of, nor against Sintel for which provision had not been made as of December 31, 1997; vi) neither is MasTec aware of possible third party claims against MasTec International Inc which might be formulated at a future date in respect of events previous to December 31, 1998, nor against Sintel by events previous to December 31, 1997; vii) neither do tax liabilities exist in MasTec International Inc., either in respect of Social Security payments or pensions which have not been duly accounted for or provisioned in the balance sheet which will be delivered together with the shares, nor do tax liabilities exist in respect of Social Security payments or pensions in Sintel which have not been duly accounted or provisioned in the balance sheet as of December 31, 1997.

MasTec declares that it does not guarantee to the Purchaser for any economic deficit or liabilities derived or consequence of the application by the Purchaser of different accounting criteria or principles which have been applied by Arthur Andersen, Auditors of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) up to the December 31, 1997 and which are included in their auditing report corresponding to the accounts of such financial year.

SIXTH.-   RESPONSIBILITY OF MASTEC

MasTec is obliged to pay to MasTec International Inc., as the case may be, the effective net damage multiplied by 0.87, which is directly derived from an omission or inaccuracy in its balance sheet at the date of delivery of the shares as a consequence of events or businesses prior to December 31, 1998 or in the balance sheet of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) as of December 31, 1997 as a consequence of events or businesses prior to such date, which were not duly accounted for or were not known by the Purchaser up to a limit equal to eighty per cent (80 %) of the sale price obtained by MasTec.

Effective damage is deemed to be the net amount (after deduction of tax) multiplied by 0.87 of the economic deficit which should have been legally accounted according to US GAAP if it concerns the MasTec International Inc. balance sheet or according to the Spanish GAAP if it concerns the balance sheet of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) and in both cases above the threshold agreed upon in the following paragraph.

MasTec will benefit from a threshold of up to forty million (40.000.000) pesetas for this concept. Therefore, there will be no indemnity at all as long as MasTecs liability does not exceed such figure, when it does exceed said figure, MasTec will only pay the excess.

Such liability will last for one year to be counted as from December 31, 1998, except for the tax liabilities or Social Security payments liabilities which will be extended until their legal prescription and except for the liabilities resulting from claims or processes in progress as of December 31, 1998 or as of December 31, 1997 in the case of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel), in which case the liability for such claims or processes in progress will be extended until their definitive resolution, except, in this last case, the Telefonica claim referred to in Annex No. 1 for which MasTec will not be liable whatsoever.

In order for MasTec to be bound to the compensation agreed upon hereby it will be necessary that the following steps and requirements are fulfilled: i) the Purchaser must notify MasTec of the deficit by means of a writ accompanied by the necessary documentation so that MasTec may decide how to proceed; ii) if MasTec accepts the claim, it will immediately proceed to pay it, but if it rejects it, it will be entitled to oppose the third party claim bearing the legal defence and representation expenses, including those of the guarantee if necessary, the Purchaser having to collaborate in said defence, providing the necessary information and elements of conviction; MasTec undertakes to rely on the active collaboration of the Purchasers legal advisors; iii) if the claim follows a judicial, extrajudicial or administrative procedure, the Purchaser undertakes to grant the necessary powers of attorney in order to defend the interests of MasTec in favour of the persons which the latter designates.

MasTec is exonerated of all liability for compensation if the Purchaser does not duly notify the claim or does not fulfil the obligation of providing the defence and procedural representation therewith; said notification will be deemed to be correctly given if it is done in an authoritative manner at the location indicated in the thirteenth clause. It will also be exonerated in case the Purchaser waives or accepts a claim or if it compromises in another manner or extrajudicially resolves it without the previous written consent of MasTec.

SEVENTH.-         COMMITMENTS OF THE PURCHASER

7.1        Shareholders Agreement in MasTec International Inc.

The Purchaser and MasTec hereby agree that the latter will have, in addition to the legal protection, a veto right on resolutions relating to transactions involving extraordinary indebtedness, spin off, dissolution, liquidation, sale or encumbrance of the assets of the company MasTec International Inc. Notwithstanding the aforementioned, the consent of MasTec will not be necessary as regards acts of disposition or encumbrance of assets of MasTec International Inc. whose value or amount does not exceed the figure ten million (10.000.000) U.S. dollars, provided always that MasTec International Inc.'s net assets is not reduced or prejudiced.

The Purchaser and MasTec furthermore agree that the latter will be informed and will have the right to, of his own choice, subscribe to any shareholders agreement that the Purchaser has intention to subscribe regarding the company MasTec International, Inc.

7.2       "Tag-along":

The Purchaser grants MasTec the right to participate in a percentage of 13 % in the event of sale of all or part of the shares of MasTec International Inc. or of its assets, that is to say, its participation in Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) to a third party, in the same terms and conditions of the other sellers. If the sale or transfer was that of the company Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel), the Purchaser grants MasTec the right to receive for its participation of 13% in MasTec International Inc., a price or compensation of the 13% of the value or sale price received by MasTec International Inc. for the sale of the company Sistemas e Instalaciones de Telecomunicacion, S.A., either through the amortisation of its shares or through the purchase of the same by MasTec International Inc. with the proportional part of the sale price.

7.3      Positions as Directors:

Mr. Jorge Mas, American citizen holding Passport number 044886171 will be entitled to be appointed Director of MasTec International Inc. and Chairman of the Board of Directors of Sintel until December 31, 2000, or until the put option is exercised, as the case may be, referred to in the eighth clause below. In such case, Mr. Jorge Mas will enjoy the insurances and coverages corresponding to the responsibilities of a Director which the remaining independent directors of said companies enjoy.

EIGHTH.- PUT OPTION

MasTec is obliged to use its best efforts in order to transfer the total or part of its share holding in MasTec International Inc (13% of its share capital) in favour of the Mas family, subject to the legal requirements applicable at any time and to the acceptance of said family.

If in spite of the fact that MasTec has used its best efforts to carry out the abovementioned transfer, it could not be effected, a put option right will arise offered from the Purchaser to MasTec, who accepts, over 130 shares of MasTec International Inc, by representing 13% of its share capital, represented by the "Stock Certificate No. 7" by virtue of which the Purchaser is obliged to buy said shares under request of MasTec, who will be able to exercise said put option right on December 31, 1999 or on December 31, 2000. The sale price will be of 578,249,123 pesetas plus 7.5% annual interest as from January 1, 1999 to December 31, 1999 or 15% annual interest if the put option is exercised on December 31, 2000, calculated as from January 1, 1999 to December 31, 2000, in this last case, depending on the exercise put option. If MasTec decides to exercise the put option on the agreed date, the Purchaser will receive an authentic notification, appointing a public fedatary for the formalisation of the purchase and sale with advance notice of 15 days. If the Purchaser totally or partially sells to a third party the shares of MasTec International or the shares of Sintel before those dates, MasTec will be able to exercise in advance its put option right.

The put option right referred to in the above paragraph of this eighth clause will be proportionally cancelled in relation to the number of shares transferred to the Mas family in accordance with the first paragraph of this clause.

If the Purchaser transferred by means of a public or private tender offer in an organised market or out of it all or part of its shares in MasTec International Inc. or in Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel), MasTec will have the right to demand the inclusion of its 13% shareholding or the proportional part thereof in case the public or private tender offer were partial.

NINTH.-  PROMISE OF SHARES PLEDGE

The Purchaser promises to create a pledge over 870 shares of MasTec International Inc in favour of MasTec, who will accept such pledge as a guarantee of the deferred payment of the sale price referred to under the third clause (3.2) of this agreement. The pledge will be formalised in a public instrument which will have to be simultaneously granted with the delivery of the shares as established under the second clause (2.2) in accordance with the following principles:

The Purchaser will deliver as deposit to MasTec the "Stock Certificates" numbers 2 to 6, inclusive, issued in favour of the Purchaser, representing 870 pledged shares. The Purchaser will expressly undertake to immediately obtain the pledge registration in the share registry book of MasTec International Inc. MasTec will receive in escrow the "Stock Certificates" numbers 2 to 6 inclusive representing the pledged shares and will cooperate in all that is necessary so that the Purchaser may exercise the corresponding politic rights.

The Pledge will be extended to all rights (excluding politic and economic ones) that may correspond to the pledged shares and, in case there is a delay in payment of the Purchaser and while the pledge subsists it will be automatically extendible to the corporate profits and other economic rights and to the voting rights, to which purpose the Purchaser will notify MasTec in writing well before the holding of the General Shareholders Meetings (and informing of the Agenda) granting special power to the benefit of MasTec so that it may attend such meeting in its name and representation, except for the written waiver of MasTec to this purposes or authorisation from MasTec to allow the dilatory debtor to attend the meeting having his vote to be agreed upon by MasTec.

The pledge will be indivisible. Consequently, each of the shares will secure the complete fulfilment of the guaranteed obligation. The Purchaser will only be able to request the extinction of the pledge and further devolution of the holding of the pledged shares when the deferred payment secured has been duly settled. MasTec will reduce the pledge after having received the complete deferred sale price referred to under the third clause (3.2) of this document in the following way: (i) after the first deferred payment instalment, to shares representing 63%; (ii) after the second deferred payment instalment, to shares representing 42%; (iii) after the third deferred payment instalment, to shares representing 21% of the share capital of MasTec International Inc.

The pledge will be made effective by means of an auction of all or part of the pledged shares before the Notary Public of Madrid appointed by MasTec. The Public Notary will order the valuation of the shares to one of the auditing companies of international well known prestige established in Spain. The Notary Public will proceed in the following manner: (i) he will request the Purchaser the payment giving him a term of 15 days; (ii) if payment is not effected in the above term, he will proceed to the abovementioned valuation; (iii) the Notary Public will notify MasTec of the number of shares to be auctioned and the value corresponding to such shares, as well as the minimum price of the bidding, place, date and hour of the auction; and (iv) he will order the publishing of the same information in the BOE (Boletin Oficial del Estado) and in two newspapers of wide circulation in Madrid at least 10 days in advance. The price in the first auction will be at least the minimum bidding price or valuation; in the second auction the minimum price of the bidding will be equal to 25% of the first auction price; no minimum price will be established for the third auction. Anyone wishing to participate in the auction will have to deposit before the Notary Public 20% of the minimum value of the bidding for the first auction. These amounts will be reimbursed to the persons who have not been awarded the shares when the auction is finished. The auction will take place by bids. The bidder will pay the difference up to the final price at the moment of the assignation. If the highest bidder does not pay the price, the auction will be reinitiated. Once the shares are assigned to the highest bidder, MasTec will receive payment for its debts credit and after the expenses of the auction have been liquidated the remaining amount, if any, will be paid to the Purchaser. The purchase and sale deed in favour of the highest bidder will be granted before the same Notary Public on behalf of the Purchaser. In the event the shares were not sold in the first auction, a second auction will be called and likewise a further third auction. Each calling will be done as stated beforehand. In case the balance obtained during the auction was insufficient to cover the secured debt, each of the purchasers forming the Purchaser will be liable with their patrimony of the difference corresponding to them.

TENTH.-                  ASSIGNMENT OF THE AGREEMENT

MasTec and the Purchaser may assign their respective contractual positions to a third party with the prior written consent from the other party, who may not unreasonably withheld it in accordance with the ordinary business practice. The Purchaser acquires for itself or on behalf of a corporate entity or entities owned by itself which will be designated with such prior consent, so that there will only be one transfer of the ownership of the shares transmitted which will be effected directly from MasTec to the entity or entities finally designated by the Purchaser.

ELEVENTH.-                MANAGEMENT OF MASTEC INTERNATIONAL INC AND SINTEL

MasTec undertakes to abstain from intervening in the management of MasTec International Inc. and Sintel, entrusting the latter to the Managing Director of Sintel, Mr. Juan Antonio Casanova de San Simon, who will carry it out according to the instructions of the Purchaser, who will always take into account the temporary nature of the situation, until the fulfilment of the transactions referred to under the fourth clause of this document and therefore abstaining from performing transactions outside the ordinary course of business.

TWELFTH.-               DEBT OWED TO TELEFONICA

The debt of MasTec International Inc. to Telefonica, S.A. for the purchase and sale of the shares of Sistemas e Instalaciones de Telecomunicacion, S.A. (Sintel) documented in the Public Deed, granted before the Notary Public of Madrid Mr. Jose Luis Figuerola Cerdan, on April 30, 1996, under number 1107 of this protocol, whose amount and details appear in the novation agreement which is attached as Annex No.1 to this agreement, will be satisfied in accordance with its own terms.

THIRTEENTH.-             NOTIFICATIONS

Any   notification   will  be  made  in  writing,   by   registered   mail  will
acknowledgement of receipt to the following addresses:

MasTec
MasTec Inc
3155 N.W. 77 Avenue
Miami Florida 33122
Attention:  Mr Jorge Mas

Copy to:
MasTec Inc
3155 N.W. 77 Avenue
Miami Florida 33122
Attention:  Mr Jose Sariego
Legal Department

The Purchaser
Sintel c/Arte n(0) 21
MADRID
Attention:  Mr Juan Antonio Casanova de San Simon

The parties are able to change address by giving prior notification to the other party.

FOURTEENTH.-      TAX AND EXPENSES

The Purchaser and MasTec will each bear half of all expenses and taxes incurred in the granting and fulfilment of this agreement.

FIFTEENTH.-       LAW AND JURISDICTION

This agreement will be governed and construed in accordance to Spanish Law.

The parties submit themselves to the jurisdiction of the Courts of Madrid and expressly renounce to any other jurisdiction which may correspond to them, as regards any matter relating to this agreement.



                                MERCANTILE POLICY

This agreement and the eventual amendments thereto, will be formalised as a Policy intervened by Public Fedatary (Fedatario Publico) with the aim that all due amounts due under the same are qualified as a Public Deed Debt to all effects foreseen in Article 1429,6(0) of the Civil Procedure Law (Ley de Enjuiciamiento Civil) and Articles 913.4(0) and 914.2(0) of the Commercial Code (Codigo de Comercio) in relation to Article 916.2 of the same Code and other applicable legal provisions.

This agreement is formalised as a Policy formed of a principal body of [ ] pages and 3 Annexes of [ ] pages in 7 original documents.

THE PARTIES WHILE EXECUTING THE LAST PAGE MANIFEST THEIR FULL AGREEMENT WITH THE ENTIRE CONTENT OF THIS DOCUMENT, for the acknowledgement of which the Public Fedatary intervenes, attesting to the identity and capacity of the Parties, to the legitimacy of their signatures and to all that is agreed in the agreement and having made the legal observations, particularly, the need to ratify the intervention of the verbal mandatories, seals and signs all the pages, giving to all the counterparts an original value and full Mercantile and Procedural effects.


-------------------------
Signed Mr Jose Miguel Sariego
MASTEC INC.


--------------------------------             ------------------------------
Signed Mr Francisco Javier Martinez de        Signed Mr Juan Antonio Casanova
Lahidalga Gonzalez                                   de San Simon
LAMEGO HOLDINGS CORP.                         FAWN CREEK, LTD.


--------------------------------                  -----------------------------
Signed Mr Ricardo Campos Dufaut               Signed Mr Alfredo Florez Plaza
BENDING OAK, LTD.                             TILPA TRADING LTD


--------------------------------
Signed Mr Serafin Gonzalez Morcillo
Signed Mr Carlos Tejera Osuna
F.G. NEWCO, S.L.

--------------------------------
Signed Mr Alfredo Florez Plaza
SINTEL INTERNATIONAL CORP. BVI



                           Intervening Public Fedatary
              With my intervention, Mr Pedro de Elizalde y Aymerich

                                     ANNEX 1

                           ACKNOWLEDGEMENT OF DEBT AND
                          PAYMENT UNDERTAKING AGREEMENT


                                     ANNEX 2

                   BALANCE SHEET OF MASTEC INTERNATIONAL INC.


                                     ANNEX 3

                           WAIVER OF CALL OPTION RIGHT